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Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY RUSORO MINING LTD. FOR ALL ISSUED AND OUTSTANDING GOLD RESERVE SHARES AND GOLD RESERVE EQUITY UNITS OF GOLD RESERVE INC. (INCLUDING THE ASSOCIATED RIGHTS ISSUED UNDER THE SHAREHOLDER RIGHTS PLAN)

NOTICE OF GUARANTEED DELIVERY
For Deposit of Gold Reserve Shares and/or Gold Reserve Equity Units
(together with the associated rights issued under the Shareholder Rights Plan)
of
GOLD RESERVE INC.
under the Offer dated December 15, 2008
made by
RUSORO MINING LTD.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR GOLD RESERVE EQUITY CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR GOLD RESERVE EQUITY CERTIFICATE(S) ALONG WITH ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF JANUARY 21, 2009, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

        This Notice of Guaranteed Delivery must be used to accept the Offer dated December 15, 2008 (the "Offer") made by Rusoro Mining Ltd. ("Rusoro") to purchase all of the issued and outstanding Class A common shares (the "Gold Reserve Shares") of Gold Reserve Inc. ("Gold Reserve"), and all of the issued and outstanding equity units (the "Gold Reserve Equity Units") of Gold Reserve (each such equity unit comprised of one Class B common share of Gold Reserve and one Class B common share of Gold Reserve Corporation) (the Gold Reserve Equity Units and together with the Gold Reserve Shares, the "Gold Reserve Equity") and any Gold Reserve Equity that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the conversion, exchange or exercise of options, warrants or other securities of Gold Reserve (other than the SRP Rights, as hereafter defined) that are convertible into or exchangeable or exercisable for Gold Reserve Equity, together with the associated rights (the "SRP Rights") issued under the Shareholder Rights Plan of Gold Reserve, on the basis of three common shares of Rusoro (the "Rusoro Shares") for each Gold Reserve Equity, if certificate(s) representing the Gold Reserve Equity to be deposited are not immediately available or if the holder of Gold Reserve Equity (the "Gold Reserve Equityholder") is not able to deliver the certificate(s) and all other required documents to Computershare Investor Services Inc., the depositary for the Offer (the "Depositary"), at either of its offices as set out in the Letter of Transmittal at or prior to 12:00 midnight Eastern time, at the end of January 21, 2009 (the "Expiry Time"), unless the Offer is extended or withdrawn by Rusoro.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain terms used but not defined in this Notice of Guaranteed Delivery are defined in the Glossary to the Offer and have the respective meanings ascribed thereto in the Glossary.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If a Gold Reserve Equityholder wishes to deposit Gold Reserve Equity under the Offer and either the certificate(s) representing the Gold Reserve Equity are not immediately available or the certificate(s) and all other required documents cannot be delivered to the Depositary at its office as set out in the Letter of Transmittal by the Expiry Time, those Gold Reserve Equity may nevertheless be deposited under the Offer provided that all of the following conditions are met:

  (a)
  the deposit is made only at the principal office at the Depositary in Toronto, Ontario by or through an Eligible Institution (as defined below);

  (b)
  this properly completed and duly executed Notice of Guaranteed Delivery, or a manually signed facsimile hereof, including a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at or before the Expiry Time at its principal office in Toronto, Ontario set out in this Notice of Guaranteed Delivery;

  (c)
  the certificate(s) representing all deposited Deposited Equity, and, if the Separation Time has occurred before the Expiry Time and certificate(s) representing SRP Rights (the "Rights Certificates") have been distributed to Gold Reserve Equityholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required) and all other documents required thereby, are received by the Depositary at its office in Toronto, Ontario set out in the Letter of Transmittal by 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange ("TSX") after the Expiry Date; and

  (d)
  in the case of SRP Rights where the Separation Time has occurred before the Expiry Time, but Rights Certificates have not been distributed to Gold Reserve Equityholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required) and all other documents required thereby, are received by the Depositary at its office in Toronto, Ontario set out in the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Gold Reserve Equityholders.

        This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its principal office in Toronto, Ontario set out in this Notice of Guaranteed Delivery and must include a signature guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying Gold Reserve Equity certificate(s) with all other required documents to any office other than the Toronto, Ontario office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in the United States.

        The undersigned understands and acknowledges that payment for Gold Reserve Equity deposited and taken up by Rusoro under the Offer will be made only after timely receipt by the Depositary of certificate(s) representing the Gold Reserve Equity, a Letter of Transmittal, or a manually signed facsimile thereof, properly completed and duly executed, covering such Gold Reserve Equity, with the signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; Rusoro reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Gold Reserve Equity for payment pursuant to the Offer, Rights Certificate(s) in proper form for transfer representing SRP Rights equal in number to the

Gold Reserve Equity deposited by the undersigned. The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by Rusoro or the Depositary to persons depositing Gold Reserve Equity by reason of any delay in making payments for Gold Reserve Equity to any person on account of Gold Reserve Equity accepted for payment under the Offer, and that the consideration for the Gold Reserve Equity tendered pursuant to the guaranteed delivery procedures will be the same as that for the Gold Reserve Equity delivered to the Depositary before the Expiry Time, even if the certificate(s) representing all of the deposited Gold Reserve Equity and SRP Rights, if applicable, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery", are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Gold Reserve Equity is not made until after the take up and payment for the Gold Reserve Equity under the Offer.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

        Gold Reserve Equityholders should contact the Information Agent or Depositary or their broker, dealer, commercial bank, trust company or other nominee for assistance in accepting the Offer and in depositing Gold Reserve Equity with the Depositary. Contact details for the Information Agent and Depositary are provided at the end of the Letter of Transmittal and the Offer and Circular.

NOTICE TO GOLD RESERVE EQUITYHOLDERS IN THE UNITED STATES

        A Registration Statement on Form F-10 has been filed with the U.S. Securities and Exchange Commission registering the Rusoro Shares in connection with their offer and sale to Gold Reserve Equityholders pursuant to the Offer as required by the U.S. Securities Act of 1933, as amended. Pursuant to U.S. state securities laws, Rusoro will not be permitted to take up and pay for Gold Reserve Equity owned by a U.S. resident until the offer and sale in the state in which such person is resident has been registered with the applicable state regulatory agency or an exemption from such registration is available. In this regard, Rusoro intends to file the appropriate forms to qualify the Offer in all states in which Gold Reserve Equityholders reside. There can be no assurance that all states will approve the Offer and sale.

        Each Gold Reserve Equityholder will be requested to complete Block E in the Letter of Transmittal to indicate whether the Gold Reserve Equityholder is a person that is resident in the United States or acting for the account or benefit of a person in the United States (a "U.S. Gold Reserve Equityholder"). In addition, each U.S. Gold Reserve Equityholder will be requested to complete Block F in the Letter of Transmittal identifying the U.S. state(s) in which the person making the decision to accept the Offer is resident. All Gold Reserve Equityholders delivering this Notice of Guaranteed Delivery will also be required to complete Box A herein and all U.S. Gold Reserve Equityholders delivering this Notice of Guaranteed Delivery will also be required, in addition to completing Box A herein, to complete Box B herein. Rusoro reserves the right not to take up and pay for Gold Reserve Equity deposited by a Gold Reserve Equityholder that fails to complete Block E or, if applicable, Block F in the Letter of Transmittal, whose response thereto is illegible or whose investment decisions are, or Rusoro, acting in its sole discretion, reasonably believes are, made in a U.S. state that has not, prior to the Expiry Time, approved the Offer and sale in the manner required by applicable state law.

        Any deposited Gold Reserve Equity that are not taken up and paid for by Rusoro pursuant to the terms and conditions of the Offer for any reason will be returned, at Rusoro's expense, in accordance with the procedures set forth in the Letter of Transmittal and the Offer and Circular.

TO:	RUSORO MINING LTD.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail:	By Registered Mail, By Hand or By Courier:	By Facsimile Transmission:

Computershare Investor Services Inc. P.O. Box 7021, 31 Adelaide Street E., Toronto, Ontario M5C 3H2 Attention: Corporate Actions	Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Attention: Corporate Actions	(905) 771-4082

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS PRINCIPAL OFFICE IN TORONTO, ONTARIO SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME PRINCIPAL OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING GOLD RESERVE EQUITY OR SRP RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR GOLD RESERVE EQUITY OR SRP RIGHTS MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with Rusoro, upon the terms and subject to the conditions set forth in the Offer and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Gold Reserve Equity, including SRP Rights listed below, pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

BOX 1
Gold Reserve Equity
(Please print or type, If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below)

Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Gold Reserve Equity Deposited

TOTAL

SRP Rights**
(Please print or type, If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below) (To be completed if necessary)

Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of SRP Rights Deposited

TOTAL

**
The following procedures must be followed in order to effect the valid delivery of Rights Certificates representing SRP Rights: (a) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time, a deposit of Gold Reserve Equity by the undersigned will also constitute a deposit of the associated SRP Rights; (b) if the Separation Time occurs before the Expiry Time and Rights Certificates have been distributed by Gold Reserve to the undersigned prior to the time that the undersigned's Gold Reserve Equity are deposited under the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Gold Reserve Shares and Gold Reserve Equity Units deposited must be delivered to the Depositary with the certificate(s) representing the Gold Reserve Equity; and (c) if the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time the undersigned deposits its Gold Reserve Equity under the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. Note that in any case, a deposit of Gold Reserve Equity constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Gold Reserve Shares and Gold Reserve Equity Units deposited under the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. Rusoro reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Gold Reserve Equity for payment pursuant to the Offer, Rights Certificate(s) from the undersigned representing SRP Rights equal in number to the Gold Reserve Shares and Gold Reserve Equity Units deposited by the undersigned.

GOLD RESERVE EQUITYHOLDER SIGNATURE(S)

Signature(s) of Gold Reserve Equityholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (an "Eligible Institution") guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Gold Reserve Equity deposited hereby, in proper form for transfer together with delivery of a properly completed and executed Letter of Transmittal, or a manually signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, (a) all on or before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date or (b) if the Separation Time has occurred but Rights Certificate(s) representing the SRP Rights have not been distributed to the Gold Reserve Equityholder prior to the Expiry Time, on or before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Rights Certificate(s) are distributed to Gold Reserve Equityholders.
Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Title

Postal/Zip Code	Date

Area Code and Telephone Number

BLOCK A DETERMINATION OF U.S. GOLD RESERVE EQUITYHOLDERS
A U.S. Gold Reserve Equityholder is any Gold Reserve Equityholder that is either (A) resident in the United States, or (B) acting for the account or benefit of a person resident in the United States.
INDICATE WHETHER OR NOT YOU ARE A U.S. GOLD RESERVE EQUITYHOLDER:
☐ The owner signing this Letter of Transmittal represents that it is not a U.S. Gold Reserve Equityholder.
☐ The owner signing this Letter of Transmittal represents that it is a U.S. Gold Reserve Equityholder.
IF YOU ARE A U.S. GOLD RESERVE EQUITYHOLDER, ALSO COMPLETE BLOCK B BELOW.

BLOCK B U.S. GOLD RESERVE EQUITYHOLDERS — STATE LAWS

If you are a U.S. Gold Reserve Equityholder, you represent that the person making the investment decision to deposit Gold Reserve Equity under the Offer is resident in the state or other jurisdiction listed above, unless you check the following box and list below the state or other jurisdiction in which such person is resident. If you are acting on behalf of multiple persons located in multiple jurisdictions, please indicate each applicable jurisdiction and the number of Gold Reserve Equity for each jurisdiction.

☐ The owner signing this Notice of Guaranteed Delivery represents that the person(s) making the investment decision to deposit Gold Reserve Equity under the Offer is (are) resident in the following state(s) or other jurisdiction(s):

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NOTICE TO GOLD RESERVE EQUITYHOLDERS IN THE UNITED STATES